Exhibit 99.1
       ARIAD Appoints Michael Kishbauch, Senior Pharmaceutical Executive,
                           to Its Board of Directors


    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Sept. 23, 2004--ARIAD Pharmaceuticals, Inc. (Nasdaq: ARIA) today announced the appointment of Michael D. Kishbauch to its Board of Directors. Mr. Kishbauch is president and chief executive officer of Achillion Pharmaceuticals, Inc., a biopharmaceutical company developing drugs for serious infections associated with drug-resistant viruses or bacteria.
    Previously, he was a founder, president and chief executive officer of OraPharma, Inc., a commercial-stage biopharmaceutical company developing, marketing and selling oral health care and specialty pharmaceutical products, which was acquired in 2003 by Johnson & Johnson, Inc. After the acquisition, he joined J&J as president of the OraPharma division. He also held senior management positions at Medimmune, Inc., including president and chief operating officer, and at Ciba-Geigy Corporation, including vice president, product planning and promotion. Mr. Kishbauch received an M.B.A. from the Wharton School of the University of Pennsylvania and a B.A. from Wesleyan University.
    "I am very pleased to have Mike Kishbauch join our Board of Directors," said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD. "Mr. Kishbauch, an ARIAD director in 2002-2003, is an extraordinarily talented and experienced executive who has spent his career launching and commercializing pharmaceutical products. Since those are the challenges that we will face in the coming years, we are fortunate that Mr. Kishbauch is returning to our Board."

    ARIAD is engaged in the discovery and development of breakthrough medicines to treat cancer by regulating cell signaling with small molecules. The Company is developing a comprehensive approach to patients with cancer that addresses the greatest medical need - aggressive and advanced-stage cancers for which current treatments are inadequate. ARIAD also has an exclusive license to pioneering technology and patents related to certain NF-(kappa)B treatment methods, and the discovery and development of drugs to regulate NF-(kappa)B cell-signaling activity, which may be useful in treating certain diseases.

    Additional information about ARIAD can be found on the web at http://www.ariad.com.

    Some of the matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by the use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding the Company's ability to accurately estimate the actual research and development expenses and other costs associated with the preclinical and clinical development of our product candidates, the adequacy of our capital resources and the availability of additional funding, risks and uncertainties regarding the Company's ability to successfully conduct preclinical and clinical studies of its product candidates, risks and uncertainties that clinical trial results at any phase of development may be adverse or may not be predictive of future result or lead to regulatory approval of any of the Company's product candidates, and risks and uncertainties relating to regulatory oversight, intellectual property claims, the timing, scope, cost and outcome of legal proceedings, future capital needs, key employees, dependence on the Company's collaborators and manufacturers, markets, economic conditions, products, services, prices, reimbursement rates, competition and other risks detailed in the Company's public filings with the Securities and Exchange Commission, including ARIAD's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.


    CONTACT: ARIAD Pharmaceuticals, Inc.
             Tom Pearson, 610-407-9260
             or
             Kelly Lindenboom, 617-621-2345